CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 12 to Registration Statement No. 333-147743 of the Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company of New York on Form N-4 of our report dated March 31, 2016 on the financial statements Great-West Life & Annuity Insurance Company of New York (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph referring to the financial statements which have been prepared from separate records maintained by the Company and may not necessarily be indicative of conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company) appearing in the Statement of Additional Information, which is part of the Registration Statement.

We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in such Prospectus and in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 15, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 12 to Registration Statement No. 333-147743 of the Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company of New York on Form N-4 of our report dated April 6, 2016 on the financial statements and financial highlights of each of the investment divisions of the Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company of New York appearing in the Statement of Additional Information, which is part of the Registration Statement.

We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in such Prospectus and in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 15, 2016